Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Reports Fourth Quarter and Full Year 2025 Operating Results and
Provides 2026 Guidance
Indianapolis, Indiana, February 17, 2026 – Kite Realty Group (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored shopping centers and vibrant mixed-use assets, reported today its operating results for the fourth quarter and year ended December 31, 2025. For the quarters ended December 31, 2025 and 2024, net income attributable to common shareholders was $180.8 million, or $0.84 per diluted share, compared to $21.8 million, or $0.10 per diluted share, respectively. For the years ended December 31, 2025 and 2024, net income attributable to common shareholders was $298.7 million, or $1.37 per diluted share, compared to $4.1 million, or $0.02 per diluted share, respectively.
Leased approximately 4.6 million square feet in 2025 at 13.8% comparable blended cash leasing spreads
Formed two Joint Ventures with GIC in 2025 totaling approximately $1.0 billion of gross asset value
Sold 13 properties and two land parcels in 2025 for $621.7 million in gross proceeds at KRG’s share, reducing power center exposure by approximately 400 basis points of total weighted annualized base rent (ABR)
To date, repurchased 13.0 million common shares for $300.0 million at an average price of $23.00
Company provides initial 2026 outlook
“The KRG team executed with focus and precision in a year defined by significant operational momentum and a series of critical steps taken to transform our portfolio,” said John A. Kite, Chairman and Chief Executive Officer. “We leased nearly five million square feet at compelling spreads and partnered with a premier institutional investor. We sharpened the portfolio through disciplined dispositions and took advantage of the opportunity to repurchase our shares at attractive prices – all while maintaining a strong, flexible balance sheet. The advancements we have made over the past year give us confidence as we enter 2026 with an enhanced portfolio, significant financial capacity, and a clear path forward.”
Full Year 2025 Highlights
▪Generated Core FFO of the Operating Partnership of $460.4 million, or $2.06 per diluted share, representing a 3.5% year-over-year increase.
▪Generated NAREIT FFO of the Operating Partnership of $468.6 million, or $2.10 per diluted share, representing a 1.4% year-over-year increase.
▪Same Property Net Operating Income (NOI) increased by 2.9%.
▪Executed 683 new and renewal leases representing approximately 4.6 million square feet at comparable cash leasing spreads of 13.8%.
▪Cash leasing spreads of 20.3% on a blended basis for comparable new and non-option renewal leases.
▪Executed 28 new anchor leases representing approximately 645,000 square feet at comparable cash leasing spreads of 23.5%.

Fourth Quarter 2025 Financial and Operational Results
▪Generated Core FFO of the Operating Partnership of $112.9 million, or $0.51 per diluted share.
▪Generated NAREIT FFO of the Operating Partnership of $113.1 million, or $0.52 per diluted share.
▪Same Property NOI increased by 1.7%.
▪Executed 164 new and renewal leases representing approximately 1.3 million square feet.
▪Blended cash leasing spreads of 12.8% on 113 comparable leases, including 21.8% on 35 comparable new leases, 14.5% on 40 comparable non-option renewals, and 6.2% on 38 comparable option renewals.
▪Cash leasing spreads of 18.5% on a blended basis for comparable new and non-option renewal leases.
▪Operating retail portfolio ABR per square foot of $22.63 at December 31, 2025, a 7.0% increase year-over-year.
▪Retail portfolio leased percentage of 95.1% at December 31, 2025, a 120-basis point increase sequentially.
▪Anchor leased percentage of 96.7% at December 31, 2025, a 170-basis point increase sequentially.
▪Small shop leased percentage of 92.3% at December 31, 2025, a 50-basis point increase sequentially.
▪Portfolio leased-to-occupied spread at period end of 340 basis points, which represents $37.0 million of signed-not-open NOI.
Fourth Quarter 2025 Capital Allocation Activity
▪As previously announced, sold a portfolio that includes eight large-format power and community centers, representing 2.1 million square feet of total owned GLA, for gross proceeds of $429.0 million. Additionally, sold Paradise Valley Marketplace (Phoenix MSA), an 80,951 square foot center, for gross proceeds of $45.0 million.
▪In the fourth quarter, repurchased 7.7 million common shares, at an average price of $23.00 per share, for $177.8 million.
▪Subsequent to quarter end, repurchased 2.2 million common shares, at an average price of $23.92 per share, for $52.3 million.
▪Together with the third quarter share repurchase activity, to date, repurchased 13.0 million common shares, at an average price of $23.00 per share, for $300.0 million.
Fourth Quarter 2025 Balance Sheet Overview
▪As of December 31, 2025, the Company’s net debt to Adjusted EBITDA was 4.9x.
Dividend
▪As previously announced on December 29, 2025, the Company’s Board of Trustees declared a special dividend of $0.145 per common share, which was paid on January 16, 2026, to shareholders of record as of January 9, 2026.
▪On February 14, 2026, the Company’s Board of Trustees declared a first quarter 2026 dividend of $0.29 per common share, which represents a 7.4% year-over-year increase. The first quarter dividend will be paid on or about April 16, 2026, to shareholders of record as of April 9, 2026.
2026 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.36 to $0.42 per diluted share in 2026, NAREIT FFO of $2.06 to $2.12 per diluted share, and Core FFO of $2.06 to $2.12 per diluted share, based, in part, on the following assumptions:
▪2026 Same Property NOI range of 2.25% to 3.25%.
▪Bad debt reserve of 1.0% of total revenues at the midpoint.
▪Interest expense, net of interest income, excluding unconsolidated joint ventures, of $121.0 million at the midpoint.

The following table reconciles the Company’s 2026 net income guidance range to the Company’s 2026 NAREIT and Core FFO guidance ranges:

	Low	High

Net income	$0.36	$0.42
Depreciation and amortization	1.70	1.70
NAREIT FFO	$2.06	$2.12
Non-cash items	0.00	0.00
Core FFO	$2.06	$2.12
Earnings Conference Call
Kite Realty Group will conduct a conference call to discuss its financial results on Tuesday, February 17, 2026, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Fourth Quarter 2025 Webcast. The dial-in registration link is: KRG Fourth Quarter 2025 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group
Kite Realty Group (NYSE: KRG) is a real estate investment trust (REIT) that owns and operates a high-quality portfolio of open-air shopping centers and mixed-use destinations. The Company’s portfolio is concentrated in high-growth Sun Belt and select strategic gateway markets. Publicly listed since 2004, KRG brings more than six decades of experience in developing, operating, and investing in real estate, using a disciplined, hands-on approach to enhance portfolio quality and maximize long-term value for all stakeholders. As of December 31, 2025, the Company owned interests in 169 U.S. open-air shopping centers and mixed-use assets, comprising approximately 27.3 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | X | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including from an economic slowdown or recession, federal government shutdown, disruptions related to tariffs and other trade or sanction issues, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; acquisition, disposition, development and joint venture risks, including the ability to complete them on the terms and timing anticipated; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants; the actual and perceived impact of e-commerce on the value of shopping center assets, and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently; risks related to our current geographical concentration of properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations, including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible changes in consumer behavior due to public health crises and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas and North Carolina; risks associated with cyber attacks and the loss of confidential information and other business disruptions; risks associated with the use of artificial intelligence and related tools; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Kite Realty Group
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31, 2025	December 31, 2024
Assets:
Investment properties, at cost	$7,003,479	$7,634,191
Less: accumulated depreciation	(1,656,191)	(1,587,661)
Net investment properties	5,347,288	6,046,530

Cash and cash equivalents	36,761	128,056
Tenant and other receivables, including accrued straight-line rent of $70,940 and $67,377, respectively	127,865	125,768
Restricted cash and escrow deposits	441,605	5,271
Deferred costs, net	181,553	238,213
Short-term deposits	—	350,000
Prepaid and other assets	93,913	104,627
Investments in unconsolidated subsidiaries	364,407	19,511
Assets associated with investment properties held for sale	71,105	73,791
Total assets	$6,664,497	$7,091,767

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,025,478	$3,226,930
Accounts payable and accrued expenses	221,118	202,651
Deferred revenue and other liabilities	221,813	246,100
Liabilities associated with investment properties held for sale	4,314	4,009
Total liabilities	3,472,723	3,679,690

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	116,245	98,074

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 208,979,900 and 219,667,067 shares issued and outstanding at December 31, 2025 and 2024, respectively	2,090	2,197
Additional paid-in capital	4,612,280	4,868,554
Accumulated other comprehensive income	23,079	36,612
Accumulated deficit	(1,563,840)	(1,595,253)
Total shareholders’ equity	3,073,609	3,312,110
Noncontrolling interests	1,920	1,893
Total equity	3,075,529	3,314,003
Total liabilities and equity	$6,664,497	$7,091,767

Kite Realty Group
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Rental income	$198,224	$209,965	$830,771	$826,548
Other property-related revenue	5,042	1,805	9,354	6,268
Fee income	1,671	441	4,240	4,663
Total revenue	204,937	212,211	844,365	837,479

Expenses:
Property operating	28,870	29,200	116,113	113,601
Real estate taxes	24,441	25,646	104,531	103,893
General, administrative and other	15,628	13,549	55,459	52,558
Depreciation and amortization	87,799	97,009	373,287	393,335
Impairment charges	12,544	—	51,849	66,201
Total expenses	169,282	165,404	701,239	729,588

Other (expense) income:
Interest expense	(32,409)	(32,706)	(132,577)	(125,691)
Income tax (expense) benefit of taxable REIT subsidiaries	(152)	186	(467)	(139)
Gain (loss) on sales of operating properties, net	183,107	—	291,962	(864)
Net gains from outlot sales	—	2,505	6,096	4,363
Loss on extinguishment of debt	—	(180)	—	(180)
Equity in (loss) earnings of unconsolidated subsidiaries	(3,186)	43	(11,650)	(1,158)
Gain on sale of unconsolidated property, net	—	—	—	2,325
Other income, net	2,060	5,575	9,038	17,869
Net income	185,075	22,230	305,528	4,416
Net income attributable to noncontrolling interests	(4,253)	(406)	(6,865)	(345)
Net income attributable to common shareholders	$180,822	$21,824	$298,663	$4,071

Net income per common share – basic and diluted	$0.84	$0.10	$1.37	$0.02

Weighted average common shares outstanding – basic	214,329,395	219,666,445	218,310,451	219,614,149
Weighted average common shares outstanding – diluted	214,455,962	220,314,836	218,429,473	219,727,496

Kite Realty Group
NAREIT Funds From Operations (“FFO”)(1)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Net income	$185,075	$22,230	$305,528	$4,416
Less: net income attributable to noncontrolling interests in properties	(78)	(76)	(311)	(280)
Less/add: (gain) loss on sales of operating properties, net	(183,107)	—	(291,962)	864
Less: gain on sale of unconsolidated property, net	—	—	—	(2,325)
Add: impairment charges	12,544	—	51,849	66,201
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	98,638	97,316	403,534	394,847
NAREIT FFO of the Operating Partnership(1)	113,072	119,470	468,638	463,723
Less: Limited Partners’ interests in FFO	(2,503)	(2,150)	(10,001)	(7,889)
FFO attributable to common shareholders(1)	$110,569	$117,320	$458,637	$455,834
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.52	$0.53	$2.10	$2.08
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.52	$0.53	$2.10	$2.07

Weighted average common shares outstanding – basic	214,329,395	219,666,445	218,310,451	219,614,149
Weighted average common shares outstanding – diluted	214,455,962	219,791,253	218,429,473	219,727,496

Weighted average common shares and units outstanding – basic	219,178,983	223,694,733	223,073,641	223,416,919
Weighted average common shares and units outstanding – diluted	219,305,550	223,819,541	223,192,663	223,530,266

Reconciliation of NAREIT FFO to Core FFO(2)
NAREIT FFO of the Operating Partnership(1)	$113,072	$119,470	$468,638	$463,723
Add:
Amortization of deferred financing costs	1,809	1,672	7,060	4,650
Non-cash compensation expense and other	3,608	3,350	12,098	11,794
Less:
Straight-line rent – minimum rent and common area maintenance	2,508	2,023	11,710	12,085
Market rent amortization income	2,025	3,160	9,946	10,082
Amortization of debt discounts, premiums and hedge instruments	1,031	3,011	5,707	13,592
Core FFO of the Operating Partnership	$112,925	$116,298	$460,433	$444,408
Core FFO per share of the Operating Partnership – diluted	$0.51	$0.52	$2.06	$1.99
(1)“NAREIT FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Includes the Company’s pro rata share from unconsolidated joint ventures.
NAREIT Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from significant and non-recurring employee severance costs and recruiting expenses, including sign-on bonuses and search fees, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.
Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure of operating performance that modifies FFO for certain non-cash transactions that result in recording income or expense and impact the Company’s period-over-period performance, including (i) amortization of deferred financing costs, (ii) non-cash compensation expense and other, (iii) straight-line rent related to minimum rent and common area maintenance, (iv) market rent amortization income, and (v) amortization of debt discounts, premiums and hedge instruments, and include adjustments related to our pro rata share from unconsolidated joint ventures for these categories as applicable. The Company believes that Core FFO is useful to investors in evaluating the core cash flow-generating operations of the Company by adjusting for items that we do not consider to be part of our core business operations, allowing for comparison of core operating performance of the Company between periods. Core FFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. The Company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other REITs, and therefore, may not be comparable to such other REITs.

Kite Realty Group
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change

Number of properties in Same Property Pool for the period(1)	163	163		163	163

Leased percentage at period end	95.0%	95.5%	95.0%	95.5%
Economic occupancy percentage at period end	91.7%	92.9%	91.7%	92.9%
Economic occupancy percentage(2)	91.5%	92.7%	91.4%	91.8%

Minimum rent	$142,251	$140,319		$563,585	$549,454
Tenant recoveries	39,475	38,900		158,117	151,843
Bad debt reserve	(1,789)	(1,470)		(7,034)	(5,073)
Other income, net	3,186	3,546		9,858	10,074
Total revenue	183,123	181,295		724,526	706,298

Property operating	(22,573)	(23,436)		(92,208)	(91,054)
Real estate taxes	(22,933)	(22,594)		(92,628)	(90,644)
Total expenses	(45,506)	(46,030)		(184,836)	(181,698)

Same Property NOI(3)	$137,617	$135,265	1.7%	$539,690	$524,600	2.9%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$137,617	$135,265		$539,690	$524,600
Net operating income – non-same activity(4)	12,338	21,659		79,791	90,722
Net gains from outlot sales	—	2,505		6,096	4,363
Total property NOI	149,955	159,429	(5.9%)	625,577	619,685	1.0%
Other income, net	393	6,245		1,161	21,235
General, administrative and other	(15,628)	(13,549)		(55,459)	(52,558)
Loss on extinguishment of debt	—	(180)		—	(180)
Impairment charges	(12,544)	—		(51,849)	(66,201)
Depreciation and amortization	(87,799)	(97,009)		(373,287)	(393,335)
Interest expense	(32,409)	(32,706)		(132,577)	(125,691)
Gain (loss) on sales of operating properties, net	183,107	—		291,962	(864)
Gain on sale of unconsolidated property, net	—	—		—	2,325
Net income attributable to noncontrolling interests	(4,253)	(406)		(6,865)	(345)
Net income attributable to common shareholders	$180,822	$21,824		$298,663	$4,071
(1)Same Property NOI excludes the following: (i) properties acquired or placed in service during 2024 and 2025; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal; (iv) our active development project at One Loudoun Expansion; (v) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (vi) properties sold or classified as held for sale during 2024 and 2025; and (vii) standalone office properties, including the Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Same Property NOI for all periods presented includes 52% of the NOI from the three previously wholly owned properties that were contributed to the Seed Asset Joint Venture in June 2025.
(4)Includes non-cash activity across the portfolio as well as NOI from properties not included in the Same Property Pool, including properties sold during both periods.
The Company uses NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company also uses total property NOI, which is defined as NOI plus net gains from outlot sales. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. Same Property NOI for all periods presented includes 52% of the NOI from the three previously wholly owned properties that were contributed to the Seed Asset Joint Venture in June 2025.
NOI and Same Property NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the Same Property Pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the Same Property Pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the Same Property Pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the Same Property Pool when the execution of a redevelopment plan is likely, and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months and year ended December 31, 2025, the Same Property Pool excludes the following: (i) properties acquired or placed in service during 2024 and 2025; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal; (iv) our active development project at One Loudoun Expansion; (v) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (vi) properties sold or classified as held for sale during 2024 and 2025; and (vii) standalone office properties, including the Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.

Kite Realty Group
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended December 31, 2025

Net income	$185,075
Depreciation and amortization	87,799
Interest expense	32,409
Income tax expense of taxable REIT subsidiaries	152
EBITDA	305,435
Unconsolidated EBITDA, as adjusted	10,310
Impairment charges	12,544
Gain on sales of operating properties, net	(183,107)
Other income and expense, net	1,126
Noncontrolling interests	(212)
Adjustments for dispositions(1)	(6,293)
Adjusted EBITDA	$139,803

Annualized Adjusted EBITDA(2)	$559,212

Company share of Net Debt:
Mortgage and other indebtedness, net	$3,025,478
Add: Company share of unconsolidated joint venture debt	202,986
Add: debt discounts, premiums and issuance costs, net	2,459
Less: Partner share of consolidated joint venture debt(3)	(9,753)
Company’s consolidated debt and share of unconsolidated debt	3,221,170
Less: cash and cash equivalents	(36,761)
Less: restricted cash and escrow deposits	(441,605)
Less: Company share of unconsolidated joint venture cash and cash equivalents	(16,448)
Company share of Net Debt	$2,726,356

Net Debt to Adjusted EBITDA	4.9x
(1)Adjustments for dispositions relate to current quarter GAAP operating income for the sale of 10 properties during the three months ended December 31, 2025 during the period of ownership.
(2)Represents Adjusted EBITDA for the three months ended December 31, 2025 (as shown in the table above) multiplied by four.
(3)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.